UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2008

CONSOLIDATED CAPITAL PROPERTIES IV

(Exact name of Registrant as specified in its charter)

            California

  0-11002

  94-2768742

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement.

Consolidated Capital Properties IV, a California Limited Partnership (the “Registrant”), owns a 99% interest in Foothill Chimney Associates Limited Partnership, a Georgia limited partnership (the “Partnership”), which owns Foothill Place Apartments (“Foothill Place”), a 450-unit apartment complex located in Salt Lake City, Utah.  As previously disclosed, on March 10, 2008, the Partnership and three other partnerships (together the “Selling Partnerships”) entered into a purchase and sale contract (the “Purchase Agreement”) with a third party, Jackson Square Properties, LLC, a California limited liability company (the “Purchaser”), to sell four apartment complexes to the Purchaser for a total sales price of $128,500,000, $47,250,000 of which was to be allocated to Foothill Place.

On April 14, 2008, pursuant to the terms of the Purchase Agreement, the Purchaser delivered written notice of its election to terminate the Purchase Agreement with respect to Foothill Place and one of the other three apartment complexes and the Purchase Agreement was thereby terminated with respect to Foothill Place.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES IV

By:

CONCAP EQUITIES, INC.

General Partner

By:    /s/Stephen B. Waters

    Stephen B. Waters

    Vice President

Date:  April 17, 2008